UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2014

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 29, 2014, the U.S. Food and Drug Administration (the “FDA”) made publicly available the 510(k) clearance for premarket notification number K140436, which represents the first automated version of galectin-3 testing to receive regulatory clearance in the United States. BG Medicine, Inc. (the “Company”) is the developer of the BGM Galectin-3® Test, which is the FDA-cleared manual microtiter plate version of the galectin-3 test, and the licensor of this first automated galectin-3 assay, which is used with the Abbott ARCHITECT® fully-automated immunoassay analyzer. The new assay will be commercialized through an agreement between BG Medicine and Abbott Laboratories.

As cleared by the FDA, galectin-3 testing may be used by doctors in conjunction with clinical evaluation as an aid in assessing the prognosis of patients diagnosed with chronic heart failure. The FDA clearance of the first automated assay represents a significant commercial milestone for the Company and paves the way for the introduction of automated testing for galectin-3 throughout the United States. The Company believes that the introduction of automated galectin-3 testing will minimize objections related to the more labor intensive manual microtiter plate testing method, improve access to galectin-3 testing, shorten turn-around time for delivery of test results, and, as a result, accelerate adoption of galectin-3 testing in the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: December 30, 2014	/s/ Stephen P. Hall
Stephen P. Hall
Executive Vice President & Chief Financial Officer